UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2005

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

    On July 2, 2005, Mohawk Industries, Inc. and Cigales SAK entered into a definitive share purchase agreement pursuant to which Mohawk will acquire Unilin Holding NV. Under the terms of the share purchase agreement, Mohawk has agreed to pay approximately €2.2 billion in cash, or approximately $2.7  billion, for the acquisition of the outstanding shares of Unilin.

    Closing of the proposed transaction is subject to the satisfaction of certain closing conditions specified in the share purchase agreement.

    A copy of the press release dated July 4, 2005, announcing the proposed transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item  9.01  Financial Statements and Exhibits.

(c)     Exhibits

99.1   Press release dated July 4, 2005.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: July 7, 2005 By: /s/ Michel S. Vermette
Michel S. Vermette
VP & Corporate Controller

INDEX TO EXHIBITS

Exhibit

99.1.    Press release dated July 4, 2005.